UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2011, Brian P. Monahan, Chief Financial Officer (“CFO”) of Bruker Corporation (the “Company”), resigned from his position as CFO for personal reasons. Mr. Monahan will remain with the Company and continue to serve as a member of the Company’s senior management team in the role of Vice President of Strategic & Financial Planning.

In connection with the resignation of Mr. Monahan from his position as CFO, William J. Knight, age 62, currently Chief Operating Officer, has been appointed interim CFO, effective immediately. Mr. Knight will serve as the Company’s principal financial officer and principal accounting officer while the Company searches for a new CFO to replace Mr. Monahan.  Mr. Monahan will provide support to facilitate a smooth transition of responsibilities.

Mr. Knight served as the Company’s CFO from October 2004 until assuming the Chief Operating Officer position in February 2010. Before joining the Company, Mr. Knight served as Chief Financial Officer of Anika Therapeutics, Inc. from 2002 to 2004, as Chief Financial Officer of Zycos, Inc. from 2000 to 2002, and as Chief Financial Officer of NMT Medical, Inc. from 1998 to 2000.  Mr. Knight is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Wisconsin.

Mr. Knight’s current base salary is $362,100. He is eligible to receive an annual performance bonus based on a 2011 bonus target level of $150,000. There were no amendments to Mr. Knight’s salary, bonus eligibility or benefits as a result of his appointment as interim CFO.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Number

	99.1	Press release dated June 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: June 2, 2011	By:	/s/ William J. Knight
William J. Knight
Chief Operating Officer and Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Name	Location

99.1	Press Release dated June 2, 2011.	Furnished herewith*

*        Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.